EXHIBIT 99.2

NEWS RELEASE

For Information Contact:
David P. Tusa, Executive Vice President and Chief Financial Officer
210.302.0410
david.tusa@newcenturyequity.com
www.newcenturyequity.com

February 25, 2003

NEW CENTURY EQUITY HOLDINGS CORP.
ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED
DECEMBER 31, 2002

SAN ANTONIO, TX…New Century Equity Holdings Corp. (Nasdaq: NCEH) (the “Company”) today reported results for the fourth quarter and year ended December 31, 2002.

Business Discussion

The Company’s balance sheet at December 31, 2002, reflects cash and cash equivalents of $8.7 million and stockholders’ equity of $18.1 million.

The Company’s income statement includes a $1.1 million equity in net loss of affiliates for the quarter ended December 31, 2002. This amount represents the Company’s equity interest in the net loss of Princeton eCom for the quarter ended September 30, 2002 (recorded on a quarter lag).

The fourth quarter 2002 income statement of the Company also reflects consulting income payments totaling $0.3 million from Platinum Holdings.

The Company estimates its year-end 2003 cash and cash equivalents balance to be approximately $6.5 million.

Princeton eCom Developments

For the quarter ended September 30, 2002, Princeton eCom recorded revenues of $8.2 million, an operating loss of $3.2 million and an EBITDA (earnings before interest, taxes, depreciation and amortization) loss of $1.8 million. The EBITDA loss included special items (primarily severance) of $0.8 million. The EBITDA loss of $1.8 million, for the quarter ended September 30, 2002, is calculated by excluding depreciation and amortization expense of $1.4 million, from the net loss of $3.2 million.

The Company does not consolidate the accounts of Princeton eCom in its financial statements, but rather discloses the Princeton eCom results in the Company’s footnotes to its financial statements.

Parris H. Holmes, Jr., Chairman and Chief Executive Officer, stated, “While many other technology driven companies have experienced flat to declining revenue trends, Princeton eCom’s revenue continues to grow as evidenced by the 46% revenue growth rate generated for calendar year 2002. The growth in revenue is a direct result of the increasing demand for Princeton eCom’s electronic bill presentment and payment services and products by both billers and financial institutions as they continue to aggressively market these services to their customers.

“We solidified the management team at Princeton eCom in 2002 with the appointments of Craig Kirsch as Chief Executive Officer and Chairman of the Board and Ken Foreman as Chief Financial Officer. Along with Ron Averett, Princeton’s President and Chief Operating Officer, we believe Princeton has the team in place to lead the company to a successful 2003 and beyond.”

Sharps Compliance Corp. Developments

Sharps Compliance Corp. recently issued its results for the quarter ended December 31, 2002, which reflected revenues of $2.3 million (a 57% increase over the corresponding prior year quarterly revenue).

During 2002, Sharps Compliance Corp. entered into an exclusive supplier agreement with BD Consumer Health Care, a division of Becton, Dickinson and Company, as well as a joint sales and marketing agreement with Waste Management, Inc. These agreements are designed to further launch Sharps’ products into the retail and residential markets.

Commenting on Sharps Compliance, Holmes stated, “The revenue increase experienced by Sharps’ in the quarter ended December 31, 2002, was driven by the company’s exclusive supplier agreement with Becton, Dickinson and Company. This is a significant milestone for Sharps as it diversifies its revenue base outside of its core home healthcare business into the retail and residential markets.”

In January 2003, the Company purchased an additional 200,000 common stock shares, at $1 per share, of Sharps Compliance, thereby raising New Century Equity’s interest in Sharps to 9%.

Tanisys Technology Developments

On February 21, 2003, the Company sold its interest in Tanisys Technology, Inc. (“Tanisys”) to ATE Worldwide LLC. In conjunction with the transaction, the Company received approximately $200,000 in cash. All financial information presented has been restated to reflect the operations of Tanisys as discontinued operations as of December 31, 2002.

Commenting on the Tanisys news, Holmes stated, “Tanisys operates in the extremely volatile semiconductor market and, although we were encouraged by the progress of Tanisys in the DRAM and flash memory markets, we were not willing to contribute additional funds to its operations.”

Comments

In closing Holmes noted, “We enter the year 2003 with a strong balance sheet highlighted by $8.7 million in cash, $18.1 million in stockholders’ equity and $20.1 million in total assets. Additionally, we believe both Princeton eCom and Sharps Compliance are well positioned in their respective high-growth markets. We look forward to continued growth and success by the companies in 2003.”

About New Century Equity Holdings Corp.

New Century Equity Holdings Corp. (Nasdaq: NCEH) is a company focused on high growth, technology-based organizations. The Company’s holdings include its investments in Princeton eCom Corporation, Sharps Compliance Corp. and Microbilt Corporation. New Century (www.newcenturyequity.com) is a lead investor in Princeton eCom (www.princetonecom.com), a leading application service provider for electronic and Internet bill presentment and payment solutions. New Century Equity is also a financial investor in Sharps Compliance Corp. (www.sharpsinc.com), a leading provider of cost effective medical waste disposal products and services to the home healthcare, retail and residential markets, and Microbilt Corporation (www.microbilt.com), a leader in credit bureau data access and retrieval which provides credit solutions to the Financial, Leasing, Health Care, Insurance, Law Enforcement, Educational and Utilities industries. New Century Equity Holdings Corp. is headquartered in San Antonio, Texas.

        Certain statements contained herein are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission.

New Century Equity Holdings Corp. and Subsidiaries Consolidating Statements of Operations (In Thousands, Except Per Share Amounts)

	Quarter ended December 31, 2002	Quarter ended December 31, 2001
	Consolidated	Corporate	FIData	Consolidated
Revenues	$—	$—	$61	$61
Cost of revenues	—	—	—	—

Gross profit	—	—	61	61
Selling, general and administrative expenses	836	953	161	1,114
Depreciation and amortization expenses	41	55	36	91
Impairment loss	—	—	314	314

Operating loss	(877)	(1,008)	(450)	(1,458)
Other income (expense):
Interest income, net	31	80	—	80
Equity in net loss of affiliates	(1,147)	(13,601)	—	(13,601)
Impairment of investments in affiliates	—	(1,777)	—	(1,777)
Consulting income	313	938	—	938
Other income, net	15	15	—	15

Total other expense, net	(788)	(14,345)	—	(14,345)

Loss from continuing operations before income
tax benefit	(1,665)	$(15,353)	$(450)	(15,803)

Income tax benefit	—			182

Net loss from continuing operations	(1,665)			(15,621)
Discontinued operations:
Net loss from discontinued operations	—			(98)
Net income from disposal of discontinued
operations	78			885

Net loss	$(1,587)			$(14,834)

Basic and Diluted:
Net loss from continuing operations per
common share	$(0.05)			$(0.46)
Net loss from discontinued operations per
common share	—			—
Net income from disposal of discontinued
operations per common share	—			0.03

Net loss per common share	$(0.05)			$(0.43)

Weighted average common shares outstanding	34,218			34,215

New Century Equity Holdings Corp. and Subsidiaries Consolidating Statements of Operations (In Thousands, Except Per Share Amounts)

	Year ended December 31, 2002	Year ended December 31, 2001
	Consolidated	Corporate	FIData	Consolidated
Revenues	$—	$—	$501	$501
Cost of revenues	—	—	564	564

Gross loss	—	—	(63)	(63)
Selling, general and administrative expenses	3,403	3,888	3,992	7,880
Depreciation and amortization expenses	157	182	1,502	1,684
Impairment loss	—	—	4,965	4,965

Operating loss	(3,560)	(4,070)	(10,522)	(14,592)
Other income (expense):
Interest income, net	154	1,042	—	1,042
Equity in net loss of affiliates	(18,891)	(28,830)	—	(28,830)
Impairment of investments in affiliates	—	(1,777)	—	(1,777)
Consulting income	3,125	3,750	—	3,750
Other income, net	634	1,259	—	1,259

Total other expense, net	(14,978)	(24,556)	—	(24,556)

Loss from continuing operations before income
tax benefit	(18,538)	$(28,626)	$(10,522)	(39,148)

Income tax benefit	—			820

Net loss from continuing operations	(18,538)			(38,328)
Discontinued operations:
Net loss from discontinued operations	(962)			(98)
Net income from disposal of discontinued
operations	2,254			2,385

Net loss	$(17,246)			$(36,041)

Basic and Diluted:
Net loss from continuing operations per
common share	$(0.54)			$(1.10)
Net loss from discontinued operations per
common share	(0.03)			—
Net income from disposal of discontinued
operations per common share	0.07			0.07

Net loss per common share	$(0.50)			$(1.03)

Weighted average common shares outstanding	34,217			34,910

New Century Equity Holdings Corp. and Subsidiaries Condensed Consolidated Balance Sheets (In Thousands)

	December 31,
	2002	2001
ASSETS
Current assets:
Cash and cash equivalents	$8,704	$7,279
Accounts receivable, net	9	830
Prepaid and other assets	330	304
Net current assets from discontinued operations	1,427	3,153

Total current assets	10,470	11,566

Property and equipment, net	248	405
Executive deferred compensation and other assets, net	53	690
Investments in affiliates	9,353	26,404
Net non-current assets from discontinued operations	—	512

Total assets	$20,124	$39,577

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$30	$32
Accrued liabilities	551	552
Net current liabilities from discontinued operations	1,435	1,450

Total current liabilities	2,016	2,034

Executive deferred compensation and other liabilities	1	682
Net non-current liabilities from discontinued operations	—	1,512

Total liabilities	2,017	4,228

Stockholders’ equity	18,107	35,349

Total liabilities and stockholders’ equity	$20,124	$39,577